As filed with the Securities and Exchange Commission on June 27, 2006

                              Securities Act Registration No. 333-_____________
                                             Exchange Act File No. 001-31924
      =====================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  NELNET, INC.
             (Exact name of registrant as specified in its charter)

               NEBRASKA                                    84-0748903
    (State or other jurisdiction of                       (IRS Employer
    incorporation or organization)                     Identification No.)

                        121 SOUTH 13TH STREET, SUITE 201
                             LINCOLN, NEBRASKA 68508
               (Address of Principal Executive Offices) (Zip Code)

                 NELNET, INC. EMPLOYEE STOCK PURCHASE LOAN PLAN
                            (Full title of the plan)

                                 TERRY J. HEIMES
                             CHIEF FINANCIAL OFFICER
                                  NELNET, INC.
                        121 SOUTH 13TH STREET, SUITE 201
                             LINCOLN, NEBRASKA 68508
                     (Name and address of agent for service)

                                 (402) 458-2370
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                                         maximum
                                       Proposed maximum  aggregate   Amount of
   Title of securities    Amount to be  offering price  offering   registration
    to be registered       registered     per share       price         fee
    ----------------       ----------     ---------       -----     ------------
Class A Common Stock,       1,000,000    $40.59(1)    $40,590,000   $4,343.13(2)
par value $0.01 per           shares
share

(1) Solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, the price shown is based upon the price of $40.59 per share, which is the average of the high and low selling prices for the registrant's Class A common stock as reported on the New York Stock Exchange on June 23, 2006.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as 0.000107 of $40,590,000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Nelnet, Inc. Employee Stock Purchase Loan Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Those documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the registrant with the U.S. Securities and Exchange Commission are incorporated by reference in this registration statement:

               (1) The registrant's Annual Report on Form 10-K for the year ended December 31, 2005;

               (2) The registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

               (3) The registrant's Current Reports on Form 8-K filed on January 11, 2006, January 31, 2006, February 21, 2006,
                      February 24, 2006, April 20, 2006, April 28, 2006, May 23,
                      2006, June 1, 2006, and June 26, 2006 (in each case, except for information furnished pursuant to Item 2.02 or
                      Item 7.01 thereof); and

               (4) The description of the registrant's Class A Common Stock, par value $0.01 per share, contained in the registrant's Registration Statement on Form 8-A filed on December 8, 2003, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the registrant subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters any securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

        Any statement contained herein or in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies and supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The registrant is a Nebraska corporation. Under the Nebraska Business Corporation Act, a Nebraska corporation may provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney's fees, incurred in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may also provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney's fees, incurred in connection with any threatened, pending or completed action or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper. The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel or by the shareholders. Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

        The registrant's amended and restated articles of incorporation provide that the registrant shall, to the maximum extent and in the manner permitted by the Nebraska Business Corporation Act, indemnify each of its directors, officers, employees and agents against expenses, including attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the registrant. The registrant shall pay expenses incurred in defending any civil or criminal action or proceeding for which indemnification is available in advance of the final disposition of such action or proceeding, following authorization thereof by the board of directors in the case of an employee or agent, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be ultimately determined by final judicial decision, from which there is not further right of appeal, that the indemnified party is not entitled to be indemnified as authorized in the registrant's amended and restated articles of incorporation.

        In addition, the registrant's amended and restated articles of incorporation provide that the registrant may purchase and maintain insurance on behalf of any person who is or was an agent of the registrant against any liability asserted against or incurred by such person in such capacity arising out of such person's status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the registrant's amended and restated articles of incorporation and the Nebraska Business Corporation Act. The registrant has obtained insurance for the benefit of its officers and directors insuring such persons against liabilities, including liabilities under the securities laws.

        The registrant's amended and restated articles of incorporation also limit the personal liability of the directors of the registrant for breaches of fiduciary duty to the registrant or its shareholders, except in certain circumstances including (1) breach of the duty of loyalty to the registrant or its shareholders, (2) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) acts or omissions for which the Nebraska Business Corporation Act does not permit indemnity for directors under Section 21-2018(2)(e) of the Nebraska Business Corporation Act, which include intentional infliction of harm on the registrant or its shareholders, voting for or assenting to an unlawful distribution and intentional violation of criminal law, or (4) any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.   EXHIBITS.

        The following exhibits are furnished as part of this registration statement:

 Exhibit
   No.      Description
 -------    -----------

     4.1 Form of Class A Common Stock Certificate of Nelnet, Inc. (filed on November 24, 2003 as Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-108070) and incorporated herein by reference).

     4.2 Registration Rights Agreement by and among Nelnet, Inc. and the shareholders of Nelnet, Inc. signatory thereto (filed on November 24, 2003 as Exhibit 4.11 to the registrant's
            Registration Statement on Form S-1 (Registration No. 333-108070) and incorporated herein by reference).

     5.1*   Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O.

     23.1*  Consent of KPMG LLP.

     23.2* Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O. (included in Exhibit 5.1).

     24.1*  Power of Attorney (included in signature page hereof).

     99.1   Nelnet, Inc. Employee Stock Purchase Loan Plan (filed as Exhibit
            99.2 to the registrant's Current Report on Form 8-K filed on June 1, 2006 and incorporated herein by reference).

----------------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

        (a) Rule 415 Offering. The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that the undertakings set forth in paragraphs
        (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on June 27, 2006.

                                      NELNET, INC.

                                      By: /s/ Michael S. Dunlap
                                          --------------------------------
                                              Michael S. Dunlap
                                              Chairman of the Board of Directors
                                              and Co-Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes, constitutes and appoints Michael S. Dunlap, Stephen F. Butterfield and Terry J. Heimes his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, and each with full power to act alone, for the undersigned and in his or her own name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and other amendments thereto) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing as the undersigned could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                                 Date
---------                       -----                                 ----


/s/ Michael S. Dunlap         Chairman of the Board of Directors   June 27, 2006
--------------------------    and Co-Chief Executive Officer
Michael S. Dunlap             (Co-Principal Executive Officer)

Signature                       Title                                 Date
---------                       -----                                 ----


/s/ Stephen F. Butterfield    Vice-Chairman of the Board of        June 27, 2006
--------------------------    Directors and Co-Chief Executive
Stephen F. Butterfield        Officer (Co-Principal Executive
                              Officer)



/s/ Terry J. Heimes           Chief Financial Officer              June 27, 2006
--------------------------    (Principal Financial Officer and
Terry J. Heimes               Principal Accounting Officer)



/s/ James P. Abel             Director                             June 27, 2006
--------------------------
James P. Abel


/s/ Don R. Bouc               Director                             June 27, 2006
--------------------------
Don R. Bouc


/s/ Thomas E. Henning         Director                             June 27, 2006
--------------------------
Thomas E. Henning


/s/ Arturo R. Moreno          Director                             June 27, 2006
--------------------------
Arturo R. Moreno


/s/ Brian J. O'Connor         Director                             June 27, 2006
--------------------------
Brian J. O'Connor


/s/ Michael D. Reardon       Director                             June 27, 2006
--------------------------
Michael D. Reardon


/s/ James H. Van Horn        Director                             June 27, 2006
--------------------------
James H. Van Horn